Exhibit 10.5

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed

Agreement

This Agreement (the “Agreement”) is made and entered into this 7th day of June 2022 (“Effective Date”) by and between Polyrizon Ltd., Company Number 513637025 located at 5 Hatidhar St. R’annana, Israel. (“Polyrizon”), and NurExone Biologic Ltd., Company No. 516209202 located at 9 Mezada St., Bney Brak, Israel (“Nurexone”). (collectively referred to as “Parties” and each may be referred individually as a “Party”).

WHEREAS	Polyrizon operates and holds the know-how, inter-alia, in the field of creating formulations for therapeutic delivery Products.; and

WHEREAS	Nurexone operates and holds the know-how, inter-alia, in the field of CNS indications including Spinal Cord Injury (SCI) treatment, based on a revolutionary siRNA loaded into extracellular vesicles (EV) administration which serves as drug platform technology to treat damage in the Central Nerve System (CNS) including Spinal Cord Injuries (SCI) with siRNA-PTEN Loaded exosome (exoPTEN); and

WHEREAS	The Parties wish to enter into this Agreement and to define the terms and conditions for the co-development of a formulation for intranasal application based exosomes for spinal injuries as a model for treating CNS indications with loaded exosomes (the “Product”) and the manufacturing, use, commercialization and sales efforts of the Product, all in accordance with and subject to the provisions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Definitions and interpretation

In this Agreement:

1.1.	Unless otherwise specified, words importing the singular include the plural, words importing any gender include every gender, and words importing persons include bodies corporate and unincorporated; and in each case vice versa.

1.2.	Reference to Clauses and other provisions are references to Clauses and other provisions of this Agreement.

1.3.	The headings shall not affect the interpretation of this Agreement.

1.4.	The expressions “hereunder”, “hereto”, “herein”, “hereof” and similar expressions relate to this entire Agreement and not to any particular provision thereof.

2.	Co-Development and Joint Business Efforts

2.1.	The purpose of this Agreement is to set out the terms and conditions under which the Parties will fully co-develop the Product. As such, the Parties shall use their best efforts to carry out their respective obligations with respect to the co-development activities as set forth in this Agreement and in accordance with the agreed Specifications (as defined below). The Parties shall at all times during the Term of this Agreement cooperate and collaborate in good faith with respect to the co- development activities and implementation of the Development Plan (as defined below) and thereafter with respect to the marketing and sales efforts of Nurexone.

2.2.	As of the execution of this Agreement the Parties have appointed the following representatives to the joint project team (the “Steering Committee”):

2.2.1.	Polyrizon’s representative shall be Polyrizon’s CEO and/or CRO.

2.2.2.	Nurexone’s representative shall be Nurexone’s CEO and/or R&D Director.

2.3.	The Steering Committee shall manage the joint development activities and will jointly supervise over the business and development processes of the project in order to meet the detailed development plan set out in Annex A to this Agreement (the “Development Plan”).

2.4.	In addition to the above, the Steering Committee shall set out and establish the specifications of the Product and of each Work Order (the “Specifications”).

2.5.	It is hereby agreed that the Development Plan will be executed by both Parties will signing detailed work orders which will specify the required tasks and timelines (the “Work Order”).

2.6.	It is hereby agreed that, in the event a Party is required to provide certain information, material or other input to the other Party in order to complete a Work Order and fails to do so, the deadline for such Work Order will be postponed in correspondence with the delay caused by such failing party.

2.7.	Each Party agrees and undertakes to provide its representatives to the Steering Committee with full authority to make any decision required in order to facilitate the advancement of the collaboration.

2.8.	It is hereby agreed that all decisions with regards to the Product will be made unanimously by decision of the parties’ representatives to the Steering Committee, provided however, that the decisions will be subject to each Party’s internal corporate governance requirements and board approvals if applicable.

3.	Information and Reports

3.1.	The Parties will prepare quarterly reports to be provided to the Steering Committee which shall include all development activities and any other relevant activities carried out by each party in furtherance of the joint project, and all relevant information required by the Steering Committee and reasonably necessary in order to ascertain and analyse the status of the joint project.

3.2.	In addition, each Party shall be entitled to receive any information required by such Party, in connection with this Agreement and the Product, from the Steering Committee.

4.	Costs and Expenses

4.1.	The Parties hereby agree that Nurexone shall bear all costs and expenses incurred in the development and establishment of the joint business activities and in the co- development of the Product.

4.2.	Nurexone shall pay Polyrizon the agreed upon amount set out in each signed Work Order.

4.3.	Development Milestone Fee. Nurexone shall pay to Polyrizon a total of three million three hundred and fifty thousand dollars ($3,350,000.00) (the “Development Milestone Fee”) in consideration for and conditioned upon the completion of each milestone as set forth below(“Milestone”). Polyrizon will issue to Nurexone an invoice for the portion of the Development Milestone Fee then due and Nurexone shall pay the Development Milestone Fee in accordance with the following:

4.3.1.	First Milestone – Preclinical safety studies. Nurexone shall preform preclinical safety tests on the Product. Upon a successful preclinical safety test Nurexone shall pay Polyrizon an amount of US$ 100,000.

4.3.2.	Second Milestone – Phase IIa Clinical Trial. Nurexone shall preform phase Iia clinical trials on the Product. Upon completion of phase Iia clinical trial Nurexone shall pay Polyrizon an amount of US$ 400,000.

4.3.3.	Third Milestone – Phase III Clinical Trial. Nurexone shall preform phase III clinical trials on the Product. Upon completion of phase III clinical trial Nurexone shall pay Polyrizon an amount of US$ 600,000.

4.3.4.	Fourth Milestone – Regulatory Approval in U.S. the Parties shall submit the Product for FDA approval in the United States. Upon receipt of the approval of the FDA Nurexone shall pay Polyrizon an amount of US$ 1,125,000.

4.3.5.	Fifth Milestone – Regulatory Approval in the EU. The Parties shall submit the Product for approval of an EU regulatory body. Upon receipt of the approval of the relevant EU regulatory body Nurexone shall pay Polyrizon an amount of US$ 1,125,000.

It is agreed that Nurexone shall notify Polyrizon within one business days as of the completion of each Milestone that is carried out by Nurexone. In addition, it is hereby agreed that the Steering Committee shall provide updates to Polyrizon as to the progress of each Milestone that is being carried out by Nurexone.

Upon the completion of each Milestone: (i) Nurexone shall pay to Polyrizon the applicable Development Milestone Fee as set out in Section 4.3.1-4.3.5 within 14 business days as of Nuerxone’s notice of completing each applicable Milestone, unless the fee for such Milestone is to be converted according to the provisions of Section 4.6.2 below. And (ii) Polyrizon shall transfer to Nurexone the Work Product (as defined below) developed created or made during the applicable Milestone.

4.4.	License Fee-Royalties. In addition to the Development Milestone Fee, and in consideration of the license rights granted to Nurexone as set forth under section 6 herein, Nurexone shall pay to Polyrizon the following royalties (the “Royalties”):

4.4.1.	For sales of the Product by Nurexone that generate an income of between US$ 50,000 and US$ 2,500,000 Nurexone shall pay Polyrizon an amount equal to 2.25% of the Net Income actually received by Nurexone.

4.4.2.	For sales of the Product by Nurexone that generate an income of between US$ 2,500,000 and US$ 10,000,000 Nurexone shall pay Polyrizon an amount equal to 2.75% of the Net Income actually received by Nurexone.

4.4.3.	For sales of the Product by Nurexone that generate an income greater than US$ 10,000,000 Nurexone shall pay Polyrizon an amount equal to 3.25% of the Net Income actually received by Nurexone.

4.4.4.	For sales of the Product by a sublicensee of Nurexone, Nurexone shall pay Polyrizon an amount equal to 35% of the income actually received by Nurexone from the sublicensee.

For the purpose of this Agreement the Term “Net Income” means the profit earned by Nurexone from the sale of the product less the expenses paid in the process of selling the Product. For the purpose of determining the Net Income under this Agreement it is agreed that only the following expenses shall be taken into account: direct production expenses of the Product, direct marketing expenses of the Product, direct distribution expenses of the product.

For avoidance of doubt it is hereby agreed that salaries of employees of Nurexone and on-going payments to sales advisors shall not be considered expenses to be deducted.

4.5.	Nurexone shall pay such Royalties to Polyrizon within 14 business days as of the end of each calendar quarter. Nurexone shall keep and maintain, and Polyrizon shall have the right to access and audit, such books and records as reasonably necessary to confirm Nurexone’s Net Income and performance of its payment obligations under this Section 4.

4.6.	Payment Method.

4.6.1.	All amounts payable under this Agreement shall be made by bank-wire transfer in immediately available funds to an account that Polyrizon designates, or such other reasonable method as the parties may mutually agree upon from time to time. Any payments or portions of payments due under this Agreement that are not paid by the date such payments are due under this Agreement shall bear interest equal to the greater of (a) twelve percent (12%) per annum, or (b) the maximum rate permitted by law, pro rated to reflect the number of days such payment is delayed.

4.6.2.	Notwithstanding the foregoing in Section 4.6.1, The Parties Agree that the Development Milestone Fee set out in Section 4.3.1 and 4.3.2 above may be converted into shares of Nurexone, at the sole discretion of Polyrizon. The Development Milestone Fee eligible for conversion will not exceed the aggregate amount of US$ 350,000. The conversion price will be (i) in the event the Nurexone Shares are publicly traded, the quoted price per share on the day of conversion or (ii) in the event Nurexone shares are not publicly traded, the price per share in the most recent investing round completed before the date of conversion.

5.	Joint Intellectual Property

In this Agreement the following capitalized terms have the meanings set forth below:

“Intellectual Property” means all intellectual, moral, industrial and/or proprietary property and rights now or hereafter recognized under any applicable law or in equity anywhere in the world, whether issued or pending, registered or unregistered, patentable or unpatentable, including, but not limited to (i) all forms of patents and utility models; (ii) inventions, discoveries,, trade secrets and other proprietary rights, including ideas, formulas, compositions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, technical data, rights in algorithms, binary codes, business methods, concepts, customers, distributers and suppliers lists, ideas; (vi) computer software (source and object code), modules, libraries, code, or other components, and documentation for the foregoing; (iii) rights associated with works of authorship, including but not limited to copyrights and mask works; (iv) trademarks and service marks, trade names, domain name registration; (v) designs (whether or not capable of registration), design rights; (vi) database rights; (vii) trade secrets and know how; (viii) all rights to confidential or proprietary information; (ix) use cases and business models; and with respect to the intellectual property included in paragraphs (i) to and including (ix) above - any rights analogous to those mentioned herein; all derivative works thereof, any other intellectual property rights, moral rights or industrial property rights not otherwise set forth in (i) through (ix) above; and any current or future applications, renewals, extensions, provisionals, continuations, continuations-in-part, divisions, re- exams and reissues thereof; the right to apply to any of the above; and all of the tangible embodiments thereof.

“Intellectual Property Rights” means all rights, title and interest in and to any Intellectual Property.

“Pre-Existing IP” means any know-how, concepts, tools, processes, methodologies, Intellectual Property and other information or materials existing on the Effective Date held and owned by a Party hereto, and any modifications, derivatives, enhancements or changes thereto.

5.1.	All Intellectual Property jointly made, developed, conceived, first reduced to practice, fixed in any tangible medium of expression or created by the Parties during the term of this Agreement and in connection with the Product (“Joint Intellectual Property”), will be the joint property of and the entire right, title and interest is hereby assigned jointly to both Parties, and neither Party may enjoy all rights and privileges or ownership of such joint property without accounting to the other.

5.2.	Each Party shall solely own and shall retain all Intellectual Property Rights in its Pre-Existing IP.

5.3.	“Work Product” means all results of the joint project carried out by the Parties under this Agreement and shall include, but not be limited to, software including software source code and object code, and derivative works, inventions, discoveries, improvements, designs, concepts, techniques, methods, products, content, processes, derivative works, domain names, formulae, specifications, know how, computer software programs, databases, mask works, logos and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets, as well as business plans, file layouts, and manufacturing information. The Steering Committee shall prepare and maintain adequate and current records of all Work Product, created in the course of performance hereunder, and all technical manuals and documentation, created conceived, reduced to practice, authored, developed or delivered by the Parties or their employees, agents, consultants, contractors and representatives including without limitation any third party service providers approved by both Parties, either solely or jointly with others, during and in connection with the performance of this Agreement and co-development of the Product, which records shall be and remain the joint property of both Parties.

5.4.	The Parties shall jointly agree on appropriate ways to protect the Joint Intellectual Property over the Work Product of the joint project, including by applying for and enforcing patents, copyrights, mask work rights, and other legal protections for the Work Product in any and all countries. The Parties shall jointly appoint a team that will carry out all activities necessary for the legal protection of their joint rights to the Product and to any Work Product, on behalf of the Parties and execute and file any document needed to for securing any patent, copyright, trademark, trade secret, any applications regarding same or any other right or protection relating to any proprietary information (including Work Product), and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks, trade secrets or any other right or protection relating to any proprietary information (including Work Product).

5.5.	For avoidance of doubt, it is hereby clarified that both Parties will only be entitled to enjoy the Joint Intellectual Property in the Product and/or the Work Products jointly in a 50/50 basis and no Party shall enjoy such rights and/or derive any income or profit from such rights without ensuring that the other Party receives its share of such profit or income as shall be agreed between the Parties in advance.

5.6.	Except as provided in this Section 5, and subject to the license expressly granted under this Agreement, each Party shall continue to own all Pre-Existing IP owned by it prior to the Effective Date and shall own all Intelctual Property Rights developed by that Party following the Effective Date, provided such Intellectual Property Rights were created or acquired not in connection to this Agreement and\or the Product.

5.7.	The Parties hereby agree that no applications, capabilities, solutions or other Intellectual Property in direct connection with each party’s Pre-Existing IP shall be developed by the other party (or on its behalf), other than in connection with the Product, without the prior written consent of the other Party. It is further agreed that any such development shall not be made unless the Parties agree in advance and in writing on ownership of any such development, as evidenced by an agreement signed by both Parties.

6.	IP and Product Licenses

6.1.	General. Except as set forth in this Section 6, neither Party grants to the other Party any rights or licenses under its Intellectual Property Rights.

6.2.	Limited License Granted by Polyrizon.

6.2.1.	Grant.

6.2.2.	Grant of License. Subject to the terms of this Agreement, Polyrizon grants to Nurexone

(i)	an exclusive worldwide, nontransferable, perpetual, irrevocable, royalty bearing (under Section 4 above), right and license, under Polyrizon’s rights in the Joint Intellectual Property, for, and in conjunction with the Product, and as required to develop, use, make, manufacture commercialize, and to otherwise dispose of the Product without restriction as Nurexone may deem fit; and

(ii)	a non-exclusive, worldwide, nontransferable, perpetual, irrevocable, royalty bearing (under Section 4 above), right and license, under Polyrizon’s Pre-Exiting IP incorporated in, or on the basis of, or otherwise required for Nurexone to fully effect its license under subsection (i) above, in conjunction with the Product, the Joint Intellectual Property and the Work Product/s.

6.2.3.	The licenses above shall include without limitation the following licenses:

(i)	To make, have made, use, offer for sale, sell, import and export the Product; and

(ii)	To use, copy, modify, create derivative works of the Product, and any other Work Product as needed to fully effect the right granted above.

6.2.4.	Sublicenses. Nurexone may sublicense the rights in the Product, which shall not thereafter be sublicensable (for the purpose of clarification, a sublicensee of Nurexone will not be able to sublicense the license under this Agreement other than with Polyrizon’s consent). In the event of sublicensing by Nurexone in accordance with this Section 6, Nurexone shall be fully responsible and liable for the protection of the rights under the sub-license and shall ensure that any such sub-licensee executes a license agreement which includes terms and conditions at least as restrictive as this Agreement for the purpose of protecting the rights being licensed under this Agreement and the Intellectual Property Rights of the Parties.

If a Party grants a sublicense of the license under this Section 6, such Party shall cause its sublicensee to comply with all obligations of such Party hereunder; provided that such Party shall at all times be fully responsible for the performance of such sublicensee.

7.	Non – Compete and Non-Circumvention

7.1.	Unless it has obtained the prior written consent of the other party, each party hereby undertakes, either alone or jointly, with, through or on behalf of any person, and/or entity directly or indirectly, not to solicit or contact with a view of engagement or employment by any person, any employee, officer or manager of the other Party or any person and/or entity who has been an employee, officer, manager, consultant, of the other Party within the previous two-year period.

7.2.	Each of these restrictions is an entirely separate and independent restriction on each Party and the validity of one restriction shall not be affected by the validity or unenforceability of another.

7.3.	Each party considers the restrictions in this Section 7 to be reasonable and necessary for the protection of the interests of the joint project. If any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

7.4.	The covenants set out in this Section 7 shall continue to apply to the Parties during the term of this Agreement and for a period of 24 months from the date of its termination for any reason whatsoever. The covenants shall be construed during this period by reference to the joint business carried out by the Parties, customers, employees, officers or managers or contracting parties of the Parties as at or during the twelve months period prior to the date of termination.

8.	Confidentiality

8.1.	Each of the Parties undertakes to the other that they will not at any time hereafter use or divulge or communicate to any person other than those of their senior executives and those members of their professional advisors who, in each case, need to know any confidential information they may come to know as a result of the performance of this Agreement – such information is defined as confidential (“Confidential Information”) and includes, but is not restricted to, names, contact information, process blueprints, methodologies, proprietary knowledge, know how, information related to the respective business activities of the parties, and/or the joint project, pricing information, sales and marketing information, financial information, business plans, budgets, etc. - and they shall use all reasonable endeavours to prevent the publication or disclosure of any Confidential Information concerning such matters and so that these obligations shall continue to apply during the term of this Agreement and for a period of 5 years thereafter but shall cease to apply to information which shall come into the public domain other than by a breach of this Section 8.

8.2.	No announcement or publicity concerning the terms of this Agreement shall be made or issued by any of the Parties hereto without the prior written approval of the other Party other than as required by Law or by the rules of any regulatory organisation to which any of the Parties hereto is subject (in which case the Parties shall consult with each other on the form of the announcement if possible under time and legal constraints).

8.3.	Both Parties consider the restrictions comprised in this clause 8 to be reasonable and the provisions herein shall remain in force and be fully applicable in all circumstances in accordance with its terms and in particular shall not be discharged or affected by any breach or repudiation of this Agreement in each case whatever its nature or howsoever caused or arising or by any other matter, circumstance, or thing whatsoever.

9.	Term and Termination

9.1.	This Agreement shall be in effect for an unlimited period of time until terminated by either Party in accordance with the provisions of this Section 9 (the “Term”):

9.2.	This Agreement may be terminated at any time by either party upon delivering to the other arty a prior written notice of at least 90 days.

9.3.	This Agreement may be terminated by written notice of at least 7 days as a result of a breach of the provisions of this Agreement committed by a Party which was not cured within 7 days as of receipt of notice from the non-breaching party.

9.4.	Clauses 4, 5, 6, 8, 9, 10 and 11 shall survive the termination of this Agreement for any reason whatsoever.

10.	General

10.1.	This Agreement shall be governed and enforced exclusively in accordance with the laws of the state of Israel in all respects including its construction, interpretation and performance and without regard to its conflict of laws rules and policies. It is hereby agreed that in the event of a dispute arising in connection with this Agreement the parties shall first try to resolve the dispute by a meeting and a discussion between the CEOs of both parties. If the parties fail to amicably resolve the dispute within 14 days of commencement of such discussions, each party may refer the dispute to the authorized courts of Tel Aviv, Israel, which shall have exclusive jurisdiction over all disputes arising in connection with this Agreement.

10.2.	This Agreement supersedes all prior discussions, agreements, and writings and constitutes the entire agreement between the Parties with respect to the subject matter hereof.

10.3.	No waiver or modification of this Agreement will be binding upon any party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver.

10.4.	None of the Parties hereto may assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party hereto.

10.5.	In no event shall either party be liable to the other Party for any consequential, incidental, special or indirect damages, however caused, arising out of or in connection with this Agreement, or of any other obligations relating to this Agreement, whether or not the Party has been advised of the possibility of such damages, unless such damages are a result of wilful misconduct or gross negligence of the damaging party.

10.6.	Nothing in this Agreement shall constitute or be deemed to constitute a partnership or principal and agent relationship between the Parties hereto and neither of them shall have any authority to bind the other in any way.

10.7.	Any right or remedy of the Parties in respect of a breach of any provision of this Agreement shall be in addition and without prejudice to all other rights and remedies of the Parties, and no failure to exercise or delay in exercising or enforcing any right or remedy shall operate to impair or constitute a waiver by that Party of that or any of its other rights or remedies and no single or partial exercise or enforcement of any such right or remedy shall preclude or restrict any other or further exercise or enforcement of any such right or remedy.

10.8.	If any of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remainder of this Agreement shall not be affected.

10.9.	A notice given under this Agreement shall be in writing in the English language and shall be sent for the attention of the party, and to the address, electronic address or fax number, given in the preamble to this Agreement and/or notified in writing to the other party, and shall be delivered personally, sent by fax or sent by electronic mail.

10.10.	A notice is deemed to have been received if delivered personally, at the time of delivery, in the case of fax or electronic mail, on the next business day following the day of transmission.

In Witness Whereof, the Parties have caused this Agreement to be executed and become effective on the Effective Date.

/s/ Tomer Izraeli		Dr. Lior Shaltiel
Polyrizon Ltd.		NurExone Biologic Ltd.

By:	Tomer Izraeli, CEO	By:	Dr. Lior Shaltiel, CEO

ANNEX A

Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-374012

Nasal spray

Formulation development and technical batch preparation in view of pre-clinical studies

POLYRIZON LTD

Send to: NUREXONE

Contact person: Dr. Lior Shaltiel

Email:lior@nurexone.com

24th of May 2022

Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-3740120

Work plan proposal

Background:

1. Trap & Target drug delivery technology for intranasal administration

The nasal cavity is a large, air-filled space above and behind the nose in the middle of the face. Each cavity is the continuation of one of the two nostrils. The nasal cavity is the uppermost part of the respiratory system and provides the nasal passage for inhaled air from the nostrils to the nasopharynx and rest of the respiratory tract. The nasal mucosa, also called respiratory mucosa, lines the entire nasal cavity, from the nostrils to the pharynx. A dynamic layer of mucus overlies the nasal epithelium (the outermost layer of cells of the nasal mucosa).

The nasal sub-mucosa underlies the basement membrane. This layer is made up of glands which secrete watery substances and mucus, nerves, an extensive network of blood vessels and cellular elements like blood plasma. The entire mucosa is highly concentrated with blood vessels and contains large venous-like spaces.

Figure 1: Schematic illustrations of the mucosal tissue (left) and nasal cavity anatomy (right).

The term ‘mucoadhesion’ refers to the adhesion of specific polymers to the surface of the mucosal layer. The mucosal layer is made up of mucus, a viscoelastic fluid, which is secreted by the epithelial cells. A mucoadhesion polymer helps to promote the adhering of a given formulation to the nasal mucosa by physically interacting with the mucosa. Various properties impact the mucoadhesive of polymers, such as: (i) molecular weight; (ii) chain length; (iii) viscosity; (iv) degree of cross-linking; (v) spatial conformation; (vi) flexibility of polymer chains; (vii) concentration; (viii) charge and degree of ionization – anion>cation>non-ionic; (ix) degree of hydration; and (x) pH.

The mechanism of mucoadhesion is characterized by to two steps: contact stage and consolidation stage. The first contact stage is characterized by the initial contact between the polymers and the mucous membrane, with spreading and initiating a deep contact with the mucus layer. In the second consolidation step, the polymers are activated by the presence of moisture and as they hydrate they become mucoadhesive.

Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-3740120

Advantages of intranasal drugs delivery

The nasal cavity is an important target for local and systemic drug administration as well as targeting the central nervous system. Due to highly vascularization of the nasal mucosa, liquids or particles that attach to this surface can act either locally or be absorbed into the bloodstream. In addition, the first cranial nerve, or olfactory nerve, is the only point where the central nervous system is exposed to the body’s mucosa, and it is one of six nerves that branch into the nose cavity. This means that medications can be absorbed directly into the brain, bypassing the blood-brain barrier.

Figure 2: Intranasal drug delivery and potential uptake routes

Although there are many advantages for delivering medicines intranasally, there are also a few drawbacks, such as quick evacuation from the nasal canal, limited bioavailability, and difficulty getting a big enough dosage due to the limited absorption area. Our T&T technology is developed to address the abovementioned drawbacks to further improve the efficiency of intranasal administration.

The T&T platform delivery technology consist of a mucoadhesive polymers mixture designed to allow a long residence time and an intimate contact with the mucosal tissue for potentially improved delivery of medicines. The T&T platform can be tailored for different molecules to address their specific challenges thus believed to induce improved therapeutic effect. The T&T technology has been designed to enable mucoadhesion and prolonged retention at the deposition site by tailoring the physicochemical properties through composition, concentration and crosslinking of the key polymers of the formulation appears pivotal for the potential development as nasal medicinal product candidates.

Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-3740120

2. Project scope

NurExone Biologic Ltd is developing biological extracellular vesicles (EV)-based technology drug platform to treat damage in the Central Nerve System (CNS).

Following small animal proof of concept, Nurexone wishes to develop a formulation to potentially improve the intranasal drug delivery.

Nurexone requires Polyrizon Ltd. to develop an intranasal formulation, conduct analytical development and to produce technical batch (non-GMP) in the scope of pre-clinical studies in Israel.

API / Drug Substance	Loaded exosomes (exosomes + siRNA)
Dosage form	Nasal solution (non-sterile) Assuming low viscosity
*********	*********
Primary packaging	TBD if relevant
Storage (temp. and biological contaminations)	15-25°C
Development phase	Pre-clinical
Destination	Israel
Safety data	TBD
Batch size	TBD if necessary
Timelines Beginning of work	Q2-Q3 2022

MSDS of active ingredient(s) should be provided by Nurexone. This offer assumes compounds are classified maximum OEB3 and will be safe to handle within the standard safety precautions of Polyrizon Ltd. If not, they will be handled as if it was a highly potent and the current proposal may need to be revised.

All formulation, manufacturing and analytical data at disposal of Nurexone will be shared with Polyrizon.

The sourcing of raw materials (active compounds and excipients, GMP grade to be provided for clinical production) will be discussed between Polyrizon Ltd. and Nurexone (cost for purchase and shipments are not included).

Associated documentation should be provided.

The supply of primary packaging items (vials with spray pump cap) will be discussed between Polyrizon Ltd. and Nurexone (cost for purchase not included). Nurexone remains responsible for the choice of packaging supplier, in case needed.

Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-3740120

1st part: *********

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2. *********
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i. *********
ii. *********
iii. *********
b.	*********
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1st part deliverables:

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2.	*********

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2nd part: *********

1.    *********

a.	*********
i.	*********
b.	*********
c.	*********

2nd part deliverables:

1.	*********
2.	*********

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Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-3740120

3rd part: *********

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3rd part deliverables:

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4th part: *********

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4th deliverables:

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5th part: *********

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5th part deliverables:

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Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-3740120

6th part: *********

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i.	*********
ii.	*********
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iii. *********
iv. *********
v. *********
vi. *********
vii. *********
viii. *********

6th part deliverables:

1. *********

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7th part: *********

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_____________________________________________________________________

Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-3740120

Project estimated timelines:

Starting date: Q2 or Q3 2022, to be confirmed at approval of offer.

Estimated timelines below are indicative only. A planning will be provided at approval of offer. T0 is at receipt of materials from Nurexone (exosomes).

Estimated time lines	Weeks No.
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32
Part #1 - Vehicle development
Part #2 - Formulation characterization
Part #3 - Permeability assays
Part #4 - Nasal deposition studies
Part #5 - Preservative selection
Part #6 - Stability

Financial proposal

Price calculation:

Program description	Cost Euros Taxes excluded
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Payment schedule:

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It is hereby agreed that in the event the actual cost of a Work Order will substantially deviate from the agreed upon budget, the Parties will discuss such a matter in good faith between them

/s/ Tomer Izraeli	/s/ Dr. Lior Shaltiel
Tomer Izraeli, CEO	Dr. Lior Shaltiel, CEO
Polyrizon Ltd.	NurExone Biologic

Polyrizon Ltd. - Address: HaTidhar St. 5 Raanana Israel

Mail: info@polyrizon-biotech.com - Phone: +972-9-3740120